                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                              Amendment No. 1 to
               CURRENT REPORT Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): April 10, 2001



                           PRENTISS PROPERTIES TRUST
            (Exact Name of Registrant as Specified in its Charter)



            Maryland                       1-14516              75-2661588
(State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



         3890 West Northwest Highway, Suite 400, Dallas, Texas  75220
             (Address of Registrant's Principal Executive Office)


                                (214) 654-0886
             (Registrant's Telephone Number, Including Area Code)



                                      N/A
     --------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  Acquisition or Disposition of Assets.

     This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by Prentiss Properties Trust (the "Company") on April 23, 2001 to include financial statements and pro forma financial information referred to in Item 7 below regarding the exchange of the Acquisition Properties and Joint Venture Properties (as defined in the Current Report on Form 8-K filed by the Company on March 22, 2001, the "March 8-K") (collectively, the "Acquisition Properties") with the Disposition Properties (as defined in the March 8-K) (other than the 103,000 square foot office building under development and approximately six acres of related developable land at 935 First Avenue in King of Prussia, Pennsylvania).

     After reasonable inquiry, the Company is not aware of any material factors relating to the Acquisition Properties that would cause the reported financial information relating to such properties not to be necessarily indicative of future operating results.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Financial Statements

             The audited combined statement of revenues and certain operating expenses of the Acquisition Properties for the year ended December 31, 2000 and the unaudited interim combined statements of revenues and certain operating expenses for the three month periods ended March 31, 2001 and March 31, 2000 are included on pages F-2 to F-5.

        (b)  Pro Forma Financial Information

             Pro forma financial information, which gives effect to the exchange of the Acquisition Properties with the Disposition Properties as of March 31, 2001 and the results of operations for the year ended December 31, 2000 and the three months ended March 31, 2001, is included on pages F-6 to F-10.

        (c)  Exhibits

             The following exhibit is filed herewith:

             23.1     Consent of PricewaterhouseCoopers LLP.

INDEX TO FINANCIAL STATEMENTS



I.  ACQUISITION PROPERTIES

    Report of Independent Accountants....................................  F-2
    Combined Statement of Revenues and Certain Operating Expenses
       for the Year Ended
     December 31, 2000 and the Three Months Ended (unaudited)
       March 31, 2001 and 2000 (unaudited)...............................  F-3
    Notes to Combined Statement of Revenues and Certain Operating
     Expenses............................................................  F-4

II. UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

    Pro Forma Consolidating Balance Sheet as of March 31, 2001
       (unaudited).......................................................  F-6
    Pro Forma Consolidating Statement of Income for the Year Ended
       December 31, 2000 (unaudited).....................................  F-7
    Pro Forma Consolidating Statement of Income for the Three
       Months Ended March 31, 2001 (unaudited)...........................  F-8
    Notes and Management's Assumptions to Unaudited Pro Forma
       Consolidating Financial Information...............................  F-9

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders of Prentiss Properties Trust

     We have audited the accompanying combined statement of revenues and certain operating expenses of the Acquisition Properties for the year ended December 31, 2000. The combined statement of revenues and certain operating expenses is the responsibility of the Acquisition Properties' owners. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Acquisition Properties' revenues and expenses and may not be comparable to results from proposed future operations of the Acquisition Properties.

     In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended December 31, 2000, in conformity with generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 15, 2001

                            ACQUISITION PROPERTIES
                      COMBINED STATEMENT OF REVENUES AND
                          CERTAIN OPERATING EXPENSES


                            (DOLLARS IN THOUSANDS)



                                                         Year Ended      Three Months Ended   Three Months Ended
                                                      December 31, 2000    March 31, 2001       March 31, 2000
                                                      -----------------  -------------------  -------------------
                                                                             (Unaudited)          (Unaudited)
Revenues:
   Rental income....................................            $26,833              $7,185               $6,223
   Other income.....................................                235                 100                   (3)
                                                                -------              ------               ------
                                                                 27,068               7,285                6,220
                                                                -------              ------               ------
Certain operating expenses:
   Real estate taxes................................              2,251                 600                  530
   Property management..............................              1,055                 254                  199
   Utilities........................................              1,602                 507                  428
   Other property expenses..........................              3,458               1,262                  782
                                                                -------              ------               ------
                                                                $18,702              $4,662               $4,281
                                                                =======              ======               ======




   The accompanying notes are an integral part of these financial statements.

                            ACQUISITION PROPERTIES
                    NOTES TO COMBINED STATEMENT OF REVENUES
                        AND CERTAIN OPERATING EXPENSES



1.   Basis of Presentation

     Prentiss Properties Trust (the "Company") is a real estate company organized as a Maryland Real Estate Investment Trust. The Company acquires, owns, manages, leases, develops, and builds office and industrial properties throughout the United States.

     On April 10, 2001, the Company completed an asset exchange with Brandywine Realty Trust. The Company conveyed to Brandywine, interest in properties valued at $212.0 million which included a total of 30 office properties located in Pennsylvania, New Jersey and Delaware that contain an aggregate of approximately
1.6 million net rentable square feet, approximately 6.9 acres of developable land and preferred and common units valued at $10.7 million. Brandywine (i) assumed approximately $79.7 million of mortgage debt secured by certain of the properties; (ii) paid approximately $12.1 million in cash at closing; (iii) executed a note payable for approximately $7.8 million; (iv) assigned its rights to approximately $2.9 million in escrowed funds to be available to the Company in January 2002; (v) committed to the purchase for $1.1 million of certain retained non-controlling interest in the Disposition Properties to be transferred to Brandywine in the future; and (vi) conveyed its Northern Virginia assets, which include four wholly-owned office properties containing approximately 657,000 square feet and a 25% non-controlling interest in a joint venture that owns two office properties containing approximately 452,000 square feet (collectively, the "Acquisition Properties"). Due to the monetary components of this transaction, all amounts were recorded at fair value.

     The accompanying combined statement of revenue and certain expenses reflects the operations of the Acquisition Properties as follows:

                                              No. of                                                Total Net Rentable
                                             Buildings    Location                                    Square Feet
                                             ---------    --------                                   --------------
                                                                                                     (in thousands)

ACQUISITION PROPERTIES
----------------------
Plaza 1900                                        1       Tysons Corner, VA                           203
Oakwood Center                                    1       Fairfax, VA                                 130
Greenwood Center                                  1       Fairfax, VA                                 151
Campus Point                                      1       Reston, VA                                  172
1676 International(1)                             1       Tysons Corner, VA                           295
8260 Greensboro Drive(1)                          1       Tysons Corner, VA                           156
                                                  -                                                 -----
TOTAL                                             6                                                 1,107
                                                  =                                                 =====

(1)   Joint venture properties

       The accompanying combined statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of the Acquisition Properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of the Acquisition Properties. Management is not aware of any material factors relating to the Acquisition Properties which would cause the reported financial information not to be necessarily indicative of future operating results.

     The combined statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

     The accompanying unaudited interim combined statements of revenues and certain operating expenses for the three months ended March 31, 2001 and 2000 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. These combined statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim combined statements. All such adjustments are of a normal and recurring nature.

                            ACQUISITION PROPERTIES
                    NOTES TO COMBINED STATEMENT OF REVENUES
                        AND CERTAIN OPERATING EXPENSES

The table below is a combining statement of the wholly-owned and joint venture properties which when combined present the revenues and certain operating expenses of the Acquisition Properties for the year ended December 31, 2000:

                                                    Wholly-            Joint
(in thousands)                                       Owned            Venture            Acquisition
                                                  Properties        Properties           Properties
                                               ---------------    ---------------     -----------------
Revenues:
   Rental income..............................        $14,278            $12,555               $26,833
   Other income...............................            137                 98                   235
                                              ---------------    ---------------     -----------------
                                                       14,415             12,653                27,068
                                              ---------------    ---------------     -----------------

Certain operating expenses:
   Real estate taxes..........................          1,215              1,036                 2,251
   Property management........................            730                325                 1,055
   Utilities..................................            799                803                 1,602
   Other property expenses....................          1,591              1,867                 3,458
                                              ---------------    ---------------     -----------------
                                                      $10,080            $ 8,622               $18,702
                                              ===============    ===============     =================


     Revenue and Expense Recognition

     Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

     Future Rental Revenues

     The Acquisition Properties were leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under non-cancellable operating leases in effect as of December 31, 2000, are approximately as follows:

                                                                                 (in thousands)
     2001........................................................................... $ 23,393
     2002...........................................................................   23,949
     2003...........................................................................   23,992
     2004...........................................................................   22,130
     2005...........................................................................   19,140
     Thereafter.....................................................................   78,997
                                                                                     --------
                                                                                     $191,601
                                                                                     ========

     Office space in the Acquisition Properties is generally leased to tenants under lease terms, which provide for tenants to pay for increases in operating expenses in excess of specified amounts.

     Use of Estimates

     The preparation of the combined statement of revenues and certain operating expenses required management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

     Related Party Transactions

     Under terms of various management agreements, the Acquisition Properties paid $1.1 million in management fees during the year ended December 31, 2000 to an affiliate of the entities owning the Acquisition Properties.

                           PRENTISS PROPERTIES TRUST
                     PRO FORMA CONSOLIDATING BALANCE SHEET

                                 March 31, 2001
                                  (unaudited)

                             (dollars in thousands)

     The following unaudited pro forma consolidating balance sheet is presented as if the exchange of the Acquisition Properties and the Disposition Properties had been consummated on March 31, 2001. This pro forma consolidating balance sheet should be read in conjunction with the pro forma consolidating statements of income of the Company for the year ended December 31, 2000 and three month period ended March 31, 2001 included elsewhere in this Form 8-K.

     The pro forma consolidating balance sheet is not necessarily indicative of what the actual financial position would have been had the Company completed the transactions described above on March 31, 2001, nor does it purport to represent the future financial position of the Company.

                                                                        (Unaudited)                                Prentiss
                                                                          Prentiss                                Properties
                                                                         Properties                                  Trust
                                                                            Trust                                  Pro Forma
                                                                          March 31,           Pro Forma            March 31,
Assets:                                                                     2001              Adjustments            2001
                                                                         ----------           -----------         ----------
   Land    Buildings and improvements............................        $  309,913            $(14,673)         $  295,240
   Buildings and improvements....................................         1,564,434             (86,445)          1,477,989

   Less: accumulated depreciation................................          (133,814)             13,338            (120,476)
                                                                         ----------            --------          ----------
   Total operating real estate...................................         1,740,533             (87,780)          1,652,753

Construction in progress.........................................            61,557                                  61,557
Land held for development........................................            47,397                                  47,397
Deferred charges and other assets, net...........................           142,409              (9,049)            133,360
Receivables, net.................................................            37,370               8,792              46,162
Cash and cash equivalents........................................             5,301                                   5,301
Escrowed cash....................................................            28,635                                  28,635
Investments in securities........................................             2,992                                   2,992
Investments in joint ventures and unconsolidated
   subsidiaries..................................................            22,532              11,759              34,291
                                                                         ----------            --------          ----------
   Total assets..................................................        $2,088,726            $(76,278)         $2,012,448
                                                                         ==========            ========          ==========
Liabilities:
                                                                         $  995,838            $(88,145)         $  907,693
   Debt on real estate...........................................             6,387                                   6,387
   Interest rate hedges..........................................            64,736                                  64,736
   Accounts payable and other liabilities........................            10,000                                  10,000
   Deferred merger termination fee...............................             2,374                                   2,374
   Other payables (affiliates)...................................            21,964                                  21,964
   Distributions payable.........................................        ----------            --------          ----------
                                                                          1,101,299             (88,145)          1,013,154
   Total liabilities.............................................        ----------            --------          ----------

Minority interest in operating partnership.......................           177,444              10,652             188,096
                                                                         ----------            --------          ----------
Minority interest in real estate partnerships....................             1,472                                   1,472
                                                                         ----------            --------          ----------

Commitments and contingencies

Shareholders' equity:
Preferred shares.................................................           100,000                                 100,000
Common shares....................................................               408                                     408
Additional paid-in capital.......................................           805,445                                 805,445
Common shares in treasury........................................           (95,166)                                (95,166)
Unearned compensation............................................            (4,260)                                 (4,260)
Accumulated other comprehensive loss.............................            (6,496)                                 (6,496)
Retained earnings................................................             8,580               1,215               9,795
                                                                         ----------            --------          ----------
   Total shareholders' equity....................................           808,511               1,215             809,726
                                                                         ----------            --------          ----------
   Total liabilities and shareholders' equity....................        $2,088,726            $(76,278)         $2,012,448
                                                                         ==========            ========          ==========

                           PRENTISS PROPERTIES TRUST
                  PRO FORMA CONSOLIDATING STATEMENT OF INCOME

                      For The Year Ended December 31, 2000
                                  (unaudited)

                     (in thousands, except per share data)

     The following unaudited pro forma consolidating statement of income is presented as if the exchange of the Acquisition Properties and the Disposition Properties occurred on January 1, 2000.

     This pro forma consolidating statement of income should be read in conjunction with the pro forma consolidating balance sheet at March 31, 2001, and the pro forma consolidating statement of income of the Company for the three month period ended March 31, 2001 included elsewhere in this Form 8-K.

     The pro forma consolidating statement of income is not necessarily indicative of what actual results would have been had the previously described transactions actually occurred on January 1, 2000 nor does it purport to represent the operations of the Company for future periods.


                                                                                                                        Prentiss
                                                                   Prentiss                                            Properties
                                                                  Properties             Pro Forma Adjustments           Trust
                                                                    Trust     ---------------------------------------- Pro Forma
                                                                   Year Ended   Acquisition   Disposition     Other    Year Ended
                                                                Dec. 31, 2000 Properties(A) Properties(B) Adjustments Dec. 31, 2000
                                                                -------------------------------------------------------------------
Revenues:
 Rental income..................................................        $335,853    $14,278      $(29,037)              $321,094
 Management and other fees, net.................................           4,555       137          (517)   $ 1,049 (C)    5,224
                                                                        --------   -------      --------    -------     --------
   Total revenues...............................................         340,408    14,415       (29,554)     1,049      326,318
                                                                        --------   -------      --------    -------     --------

Expenses:
 Property operating and maintenance.............................          78,005     3,120        (5,919)      (730)(D)   74,476
 Real estate taxes..............................................          38,400     1,215        (2,204)                 37,411
 General and administrative and personnel cost, net.............           9,790                    (544)                  9,246
 Interest expense...............................................          71,208                             (6,313)(E)   64,895
 Amortization of deferred financing costs.......................           1,519                                           1,519
 Depreciation and amortization..................................          63,399                  (5,922)     2,245 (F)   59,722
                                                                        --------   -------      --------    -------     --------
   Total expenses...............................................         262,321     4,335       (14,589)    (4,798)     247,269
                                                                        --------   -------      --------    -------     --------

Equity in income of joint ventures and unconsolidated                      3,843                     469        800 (G)    5,112
 subsidiaries...................................................
Merger termination fee, net.....................................           4,091                                           4,091
                                                                        --------   -------      --------    -------     --------
Income before gain or loss, minority interests and extraordinary          86,021    10,080       (14,496)     6,647       88,252
  items.........................................................
Gain on sales of property.......................................             221                                             221
Loss on investment in securities................................          (1,000)                                         (1,000)
Minority interests..............................................         (15,657)                              (861)(H)  (16,518)
                                                                        --------   -------      --------    -------     --------

Net income......................................................          69,585    10,080       (14,496)     5,786       70,955

Preferred dividends.............................................          (7,151)                                         (7,151)
                                                                        --------   -------      --------    -------     --------

Net income applicable to common shareholders....................        $ 62,434   $10,080      $(14,496)   $ 5,786     $ 63,804
                                                                        ========   =======      ========    =======     ========

Net income per common share - basic.............................        $   1.72                                        $   1.76
                                                                        ========                                        ========

Weighted average number of common shares outstanding - basic....          36,273                                          36,273
                                                                        ========                                        ========

Net income per common share - diluted...........................        $   1.71                                        $   1.75
                                                                        ========                                        ========

Weighted average number of common shares and common share
 equivalents outstanding - diluted..............................          36,515                                          36,515
                                                                        ========                                        ========

                           PRENTISS PROPERTIES TRUST
                  PRO FORMA CONSOLIDATING STATEMENT OF INCOME

                   For The Three Months Ended March 31, 2001
                                  (unaudited)
                     (in thousands, except per share data)

     The following unaudited pro forma consolidating statement of income is presented as if the exchange of the Acquisition Properties and the Disposition Properties occurred on January 1, 2000.

     This pro forma consolidating statement of income should be read in conjunction with the pro forma consolidating balance sheet at March 31, 2001, and the pro forma consolidating statement of income of the Company for the year ended December 31, 2000 included elsewhere in this Form 8-K.

     The pro forma consolidating statement of income is not necessarily indicative of what actual results would have been had the previously described transactions actually occurred on January 1, 2000 nor does it purport to represent the operations of the Company for future periods.

                                                                                                                       Prentiss
                                                                Prentiss                                        Properties Trust
                                                            Properties Trust            Pro Forma Adjustments         Pro Forma
                                                              Three Months    --------------------------------------- Three Months
                                                                   Ended      Acquisition   Disposition     Other      Ended
                                                            March 31, 2001(1) Properties(A) Properties(B) Adjustments March 31, 2001
                                                            ------------------------------------------------------------------------
Revenues:

  Rental income.............................................      $87,310   $3,470        $(7,280)                     $83,500
  Management and other fees, net............................        1,088       42           (107)      $   266 (C)      1,289
                                                                  -------   ------        -------       -------        -------
   Total revenues...........................................       88,398    3,512         (7,387)          266         84,789
                                                                  -------   ------        -------       -------        -------
Expenses:
  Property operating and maintenance........................       20,316    1,156         (1,151)         (169)(D)     19,752
  Real estate taxes.........................................       10,397      307           (558)                      10,146
  General and adminstrative and personnel costs, net........        2,788                    (176)                       2,612
  Interest expense..........................................       17,775                                (1,551)(E)     16,224
  Amortization of deferred financing costs..................          413                                                  413
  Depreciation and amortization.............................       16,346                  (1,509)          561 (F)     15,398
                                                                  -------   ------        -------       -------        -------
     Total expenses.........................................       68,035    1,463         (3,794)       (1,159)        64,545
                                                                  -------   ------        -------       -------        -------

Equity in income of joint ventures and unconsolidated
 subsidiaries...............................................        1,344                     288           200 (G)      1,832
Merger termination fee......................................        7,000                                                7,000
                                                                  -------   ------        -------       -------        -------
Income before gain or loss, minority interests, and
 extraordinary items........................................       28,707    2,049         (3,305)        1,625         29,076
Gain on sales of property...................................        5,453                                                5,453
Minority interests..........................................       (4,470)                                 (215)(H)     (4,685)
                                                                  -------   ------        -------       -------        -------

Net income..................................................       29,690    2,049         (3,305)        1,410         29,844
                                                                  -------   ------        -------       -------        -------

Preferred dividends.........................................       (1,830)                                              (1,830)
                                                                  -------   ------        -------       -------        -------
Net income applicable to common shareholders................      $27,860   $2,049        $(3,305)      $ 1,410        $28,014
                                                                  =======   ======        =======       =======        =======

Net income per common share - basic.........................      $  0.76                                              $  0.77
                                                                  =======                                              =======

Weighted average number of common shares outstanding - basic       36,606                                               36,606
                                                                  =======                                              =======

Net income per common share - diluted.......................      $  0.73                                              $  0.73
                                                                  =======                                              =======

Weighted average number of common shares and
 common share equivalents outstanding - diluted.............       40,697                                               40,697
                                                                  =======                                              =======

(1) Represents historical results of operations excluding extraordinary charges.

                       Notes and Management's Assumptions
                             to Unaudited Pro Forma
                      Consolidating Financial Information


1.   BASIS OF PRESENTATION

     Prentiss Properties Trust (the "Company) is a real estate company organized as a Maryland Real Estate Investment Trust. The Company acquires, owns, manages, leases, develops, and builds office and industrial properties throughout the United States.

     On April 10, 2001, the Company completed an asset exchange with Brandywine Realty Trust. The Company conveyed to Brandywine, interest in properties valued at $212.0 million which included a total of 30 office properties located in Pennsylvania, New Jersey and Delaware that contain an aggregate of approximately
1.6 million net rentable square feet, approximately 6.9 acres of developable land and preferred and common units valued at $10.7 million. Brandywine (i) assumed approximately $79.7 million of mortgage debt secured by certain of the properties; (ii) paid approximately $12.1 million in cash at closing; (iii) executed a note payable for approximately $7.8 million; (iv) assigned its rights to approximately $2.9 million in escrowed funds to be available to the Company in January 2002; (v) committed to the purchase for $1.1 million of certain retained non-controlling interest in the Disposition Properties to be transferred to Brandywine in the future; and (vi) conveyed its Northern Virginia assets, which include four wholly-owned office properties containing approximately 657,000 square feet and a 25% non-controlling interest in a joint venture that owns two office properties containing approximately 452,000 square feet (collectively, the "Acquisition Properties"). Due to the monetary components of this transaction, all amounts were recorded at fair value.

     The preferred and common units issued to Brandywine consisted of 200,000 series E cumulative preferred units of limited partnership interest in Prentiss Properties Acquisition Partners, L.P. with a value at the date of issue of $10.0 million and 26,768 common units of limited partnership interest in Prentiss Properties Acquisition Partners, L.P. valued at $651,801 based on the Company's closing share price on April 10, 2001. The preferred units accrue distributions at a rate of 7.5% per annum and are redeemable, in whole but not in part, at the option of Brandywine, at any time on or after the third anniversary of their issuance, for $10.0 million plus accrued but unpaid distributions. The Company will have the option of satisfying the redemption price either by paying cash or by delivering common shares of beneficial interest having a then market value equal to the redemption price. Each of the common units will be entitled to receive a distribution at the times and in the amounts that distributions are paid on common shares. Each common unit becomes exchangeable at the option of Brandywine on or after the second anniversary of issuance for either cash equal to the trading price of one common share at the time of the exchange or, at the Company's option one common share.

2.   ADJUSTMENTS TO PRO FORMA CONSOLIDATING BALANCE SHEET



(in thousands)                                                                        Pro Forma Adjustments
                                                                     ------------------------------------------------     Total
                                                                         Acquisition      Disposition       Other       Pro Forma
Assets:                                                                Properties (A)   Properties (B)   Adjustments   Adjustments
                                                                     ------------------------------------------------  -----------
Land.................................................................         $ 17,756     $ (32,429)                   $(14,673)
Buildings and improvements...........................................           89,818      (176,263)                    (86,445)
Accumulated depreciation.............................................                         13,338                      13,338
Deferred charges and other assets, net...............................                         (9,049)                     (9,049)
Receivables, net.....................................................                         (3,077)      $ 11,869 (C)    8,792
Investments in joint ventures and unconsolidated
  Subsidiaries.......................................................           10,652                        1,107 (D)   11,759
                                                                              --------     ---------       --------     --------
                                                                              $118,226     $(207,480)      $ 12,976     $(76,278)
                                                                              --------     ---------       --------     --------
Liabilities and shareholder's' equity

Debt on real estate..................................................                                       (88,145)(E)  (88,145)
Minority interest in operating partnership...........................                                        10,652 (F)   10,652
Retained earnings....................................................                                         1,215 (G)    1,215
                                                                              --------     ---------       --------     --------
                                                                              $            $               $(76,278)   $ (76,278)
                                                                              --------     ---------       --------     --------

                       Notes and Management's Assumptions
                             to Unaudited Pro Forma
                      Consolidating Financial Information

(A) Reflects the purchase of the Acquisition Properties which includes the wholly-owned properties and the non-controlling interest in the joint venture properties.

(B)  Reflects the sale of the Disposition Properties.

(C) Reflects the note receivable of $7.8 million and cash to be received in the future including $2.9 million of escrowed funds available to the Company in January 2002 and $1.1 million representing Brandywine's commitment to acquire an additional interest in certain of the Disposition Properties in August 2001.

(D) Reflects the Company's retained 11% interest in partnerships owning certain of the Disposition Properties to be purchased by Brandywine at a later date.

(E) Reflects Brandywine's assumption of mortgage indebtedness collateralized by certain of the Disposition Properties as well as a partial repayment of outstanding borrowings under the Company's line of credit with cash proceeds received in the transaction, net of transaction related cost of approximately $3.7 million.

(F) Reflects the value of the preferred and common units issued in exchange for the non-controlling interest in the joint venture properties.

(G)  Reflects the gain on the sale of the Disposition Properties.

3.   ADJUSTMENTS TO PRO FORMA CONSOLIDATING STATEMENTS OF INCOME

(A) Reflects the respective historical results of operations of the wholly-owned Acquisition Properties for the year ended December 31, 2000, and the three months ended March 31, 2001, including the equity in income from the joint venture properties.

(B) Reflects the respective historical results of operations of the Disposition Properties for the year ended December 31, 2000, and the three months ended March 31, 2001.

(C) Reflects interest income at a fixed rate of 9.22% per annum recognized on the $7.8 million note receivable and management fee income of $325,000 and $85,000 for the year ended December 31, 2000 and three months ended March 31, 2001, respectively, earned from the management of the joint venture properties.

(D) Reflects the elimination of historical management fees resulting from internal management of the Acquisition Properties by the Company.

(E) Reflects the interest expense savings of $5.8 million and $1.4 million for the year ended December 31, 2000 and three months ended March 31, 2000, respectively, which resulted from Brandywine's assumption of certain mortgage debt. This interest savings is accompanied by interest expense savings of $507,000 and $118,000 for the year ended December 31, 2000 and three months ended March 31, 2001, respectively which results from the partial repayment of borrowings outstanding under the Company's line of credit with cash proceeds received in the transaction, net of cash used to pay transaction related costs.

(F) Reflects the depreciation of the Acquisition Properties over the 40-year estimated useful life.

(G) Reflects the Company's equity in income from the joint venture properties. The equity in income reflects the Company's 25% non-controlling interest in the operating income of the properties reduced by depreciation of the properties and interest expense of the joint venture.

(H) Reflects the increase in minority interest, which is attributable to the issuance of 200,000, $50 par value, preferred units, and 26,768 common units in the transaction.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            PRENTISS PROPERTIES TRUST


Date:  June 20, 2001        By:  /s/ Thomas P. Simon
                                ---------------------------------------------
                            Thomas P. Simon
                            (Sr. Vice President and Chief Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT NO.  Description
-----------

23.1*    Consent of PricewaterhouseCoopers LLP
_______________________
*  Filed herewith.